Exhibit 99.1

Cyclerion Therapeutics Announces Departure of Chief Medical Officer

CAMBRIDGE, Mass., March. 18, 2021 (GLOBE NEWSWIRE) -- Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function, today announced that Christopher Wright, M.D., Ph.D., Chief Medical Officer, has resigned his position with the company. He will provide Cyclerion with transitional support until March 26, 2021 and will join the Company’s Clinical Advisory Board.

“Chris has played an important role in advancing our clinical efforts, and we are pleased to have him join our Clinical Advisory Board. We wish Chris the very best in his future endeavors,” said Peter Hecht, Ph.D., Chief Executive Officer of Cyclerion.

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function. Cyclerion’s lead program is CY6463, a novel, first-in-class, CNS-penetrant, sGC stimulator that modulates a key node in a fundamental CNS signaling network. The multidimensional pharmacology elicited by the stimulation of sGC has the potential to impact a broad range of CNS diseases. CY6463 has shown rapid improvement in biomarkers associated with cognitive impairment and is currently in clinical development for Alzheimer’s Disease with Vascular pathology (ADv) and Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like episodes (MELAS).

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in our 2020 Form 10-K filed on February 25, 2021. Investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Cyclerion undertakes no obligation to update these forward-looking statements, except as required by law.

Investors
Carlo Tanzi, Ph.D.
Kendall Investor Relations
ctanzi@kendallir.com

Media
Amanda Sellers
Verge Scientific Communications
asellers@vergescientific.com

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